Exhibit 99.1

Intrexon Realigns Responsibilities, Augments Team

GERMANTOWN, MD, March 21, 2016 – Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced a realignment of management responsibilities in response to the successful growth of the company, intensifying its focus on commercializing its mature technologies, and in anticipation of a number of critical developmental milestones.

“Intrexon has emerged as a leader in a wide variety of industrial areas spanning a multitude of opportunities that our responsible engineering of biology affords us. As we look forward to the remainder of 2016 and beyond, we are well positioned and excited as we continue to make progress along three principle axes: continued financial growth, delivering on several projects initiated from within the Company, and partnering and commercializing some of our mature stage assets. To effectively execute on these significant strategic goals we continue to augment our management ranks and have realigned certain responsibilities,” said Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon.

To best capitalize on the opportunities before it, Intrexon will continue to utilize a cross-functional matrix management scheme to optimize the creation and functioning of collaborations and other commercial ventures and the application of our technology toward the development of products for such ventures. In this regard, the Company has completed the recruitment of experienced and capable executives to lead each of its five sectors.

To further assist them in their responsibilities for the development of new business and continued execution within existing collaborations, the Company is augmenting its operating divisions with key personnel and each sector leader’s teams with top-tier commercial-scale professionals. Intrexon’s most recent talent acquisitions include Philip Gioia, Chief Commercial Officer, Health Sector, who most recently was Executive in Residence at Warburg Pincus; Bruce Kipp Erickson, Ph.D., Vice President of Technology and Commercialization, Food Sector, who most recently was Associate Research Fellow (Global Therapeutics Research) Veterinary Medicine, Zoetis; and Sarah Reisinger, Ph.D., Vice President, Business Development, Consumer Sector, who most recently was Vice President, R&D Collaborations, Amyris.

Chief Operating Officer Krish Krishnan and SVP Product Development Suma Krishnan are leaving the Company effective immediately. Their responsibilities will be assumed by a number of existing officers, with Joel Liffmann, SVP Finance, taking on primary responsibility for the Company’s operating divisions.

“On behalf of the Intrexon team, I would like to thank Krish and Suma for their contributions to the Company. They have played an instrumental role in our development, helping shape our current position as a leading innovator in the world of synthetic biology,” added Mr. Kirk.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. Intrexon’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com.

Trademarks

Intrexon, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release.

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For more information contact:

Corporate Contact:

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com

Investor Contact:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

investors@intrexon.com